Exhibit 5.1

[LETTERHEAD OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP]

September 26, 2007

CommScope, Inc.
1100 CommScope Place, SE
P.O. Box 339
Hickory, NC 28602

CommScope, Inc.
Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel to CommScope, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (Registration Statement No. 333-145398), filed by the Company with the Securities and Exchange Commission (the "Commission") on August 13, 2007 (as amended from time to time, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance of shares (the "Shares") of the common stock, par value $0.01 per share, of the Company to holders of the common stock, par value $0.01 per share, of Andrew Corporation, a Delaware corporation ("Andrew"), in the merger (the "Merger") contemplated by the Agreement and Plan of Merger, dated as of June 26, 2007 (the "Merger Agreement"), by and among the Company, DJ Ross, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company, and Andrew.

        With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

        In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed or reproduction copies, of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

        In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or facsimile, electronic or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Merger Agreement and certificates and oral or written statements and other information of or from public officials, officers and representatives of the Company and others and assume compliance on the part of all parties to the Merger Agreement with the covenants and agreements contained therein.

        Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that when the Shares have been duly issued and delivered as contemplated by the Merger Agreement and the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

        The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (the "GCLD") and the applicable provisions of the Constitution of Delaware, in each case as currently in effect, and reported judicial decisions interpreting the GCLD and the Constitution of Delaware, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after that date or if we become aware of any facts that might change the opinion expressed herein or for any other reason.

        We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading "Legal Matters" in the prospectus that is included in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,
/s/ Fried, Frank, Harris, Shriver & Jacobson LLP Fried, Frank, Harris, Shriver & Jacobson LLP